UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 30, 2003


                            THE PENN TRAFFIC COMPANY
             (Exact name of registrant as specified in its charter)




 Delaware                              1-9930                   25-0716800
(State or other jurisdiction        (Commission              (I.R.S. Employer
 of incorporation)                  File Number)            Identification No.)


                  1200 State Fair Boulevard, Syracuse, New York
                    (Address of principal executive offices)

                                   13221-4737
                                   (zip code)

                                 (315) 453-7284
              (Registrant's telephone number, including area code)



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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On May 30, 2003, The Penn Traffic Company (the "Company") and its U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United State Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York, in White Plains (the "Bankruptcy Court") (Case No. 03-22945). The Debtors will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On May 30, 2003, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.



ITEM 5.  OTHER EVENTS

         On May 30, 2003, the Company announced that Mr. Steven G. Panagos has been appointed Chief Restructuring Officer of the Company. The Company also announced that Martin A. Fox, the Company's Executive Vice President and Chief Financial Officer and a Director of the Company, resigned as an officer and Director of the Company, effective May 20, 2003. Mr. Fox's resigned for personal reasons and not as the result of the Chapter 11 filing or any other Company issue.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The Press Release of the Company dated May 30, 2003 is attached as
Exhibit 99.1 to this report.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 30, 2003


                            THE PENN TRAFFIC COMPANY



                                           By: /s/   Joseph V. Fisher
                                               --------------------------------
                                               Name: Joseph V. Fisher
                                               Title: President and
                                                      Chief Executive Officer

                                  EXHIBIT LIST

         EXHIBIT                    DESCRIPTION
         -------                    -----------

          99.1                      Press Release dated May 30, 2003.